UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2020

GOLDMAN SACHS BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On October 12, 2020, Goldman Sachs BDC, Inc. (“GSBD”) completed its previously announced merger with Goldman Sachs Middle Market Lending Corp. (“MMLC”) pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11, 2020, by and among GSBD, MMLC, Evergreen Merger Sub Inc., a wholly owned subsidiary of GSBD (“Merger Sub”), and Goldman Sachs Asset Management, L.P. (“GSAM”), investment adviser to each of GSBD and MMLC. Pursuant to the Merger Agreement, Merger Sub was first merged with and into MMLC, with MMLC as the surviving corporation (the “First Merger”), and, immediately following the First Merger, MMLC was then merged with and into GSBD, with GSBD as the surviving company (the First Merger and the subsequent merger, collectively, the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.001 per share, of MMLC (“MMLC Common Stock”) was converted into the right to receive, for each share of MMLC Common Stock, that number of shares of common stock, par value $0.001 per share, of GSBD (“GSBD Common Stock”), with a net asset value (“NAV”) equal to the NAV per share of MMLC Common Stock, in each case calculated as of October 9, 2020. As a result of the Merger, GSBD issued an aggregate of approximately 61,038,106 shares of GSBD Common Stock to former MMLC stockholders.

In connection with the Merger, GSBD’s adjusted closing NAV per share was $15.57 and MMLC’s adjusted closing NAV per share was $17.65, each determined in accordance with Section 23 of the Investment Company Act of 1940, as amended.

The NAV determinations described in this Report were made pursuant to the requirements of, and solely for the purposes of, the Merger Agreement. The underlying components are subject to the completion of GSBD’s financial closing procedures and were not reviewed or approved for purposes of financial statement preparation or as part of a comprehensive statement of GSBD’s financial results. The final results may differ materially from these components as a result of the completion of GSBD’s financial closing procedures, and final adjustments and other developments arising between now and the time that GSBD’s financial results for the three months ended September 30, 2020 are finalized.

FORWARD-LOOKING STATEMENTS

This Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Report may constitute forward-looking statements and are not guarantees of future performance or results of GSBD and involve a number of risks and uncertainties. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings made by GSBD with the Securities and Exchange Commission. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include: the ability to realize the anticipated benefits of the Merger, effects of disruption on the business of GSBD from the Merger, the effect that the announcement or consummation of the Merger may have on the trading price of GSBD Common Stock on the New York Stock Exchange; GSBD’s plans, expectations, objectives and intentions as a result of the Merger, future operating results of GSBD, the business prospects of GSBD and the prospects of its portfolio companies, actual and potential conflicts of interests with GSAM and other affiliates of Goldman Sachs, general economic and political trends and other factors, the dependence of GSBD’s future success on the general economy and its effect on the industries in which they invest; and future changes in laws or regulations and interpretations thereof. GSBD undertakes any duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Goldman Sachs BDC, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC.

Date: October 14, 2020	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer